 As filed with the Securities and Exchange Commission on March 16, 2009
 Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SENORX, INC.
(Exact name of Registrant as specified in its charter)

Delaware		33-0787406
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
3 Morgan Irvine, CA 92618 (949) 362-4800
(Address including zip code, and telephone number, including area code, of principal executive offices)

2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Lloyd H. Malchow President and Chief Executive Officer SenoRx, Inc. 3 Morgan Irvine, CA 92618 (949) 362-4800
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Elton Satusky, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value per share	618,551 shares (2)	$ 2.78 (3)	$1,719,571.78	$95.96

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock of SenoRx, Inc. (the “Registrant”) that become issuable under its 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
This total represents (i) the additional shares approved by the Registrant’s board of directors for issuance under the 2006 Equity Incentive Plan, and (ii) additional shares issuable under the 2006 Equity Incentive Plan upon the cancellation and return of outstanding stock options under the Registrant’s 1998 Stock Plan, which shares were not registered under the Registration Statements on Form S-8, as such were filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2007 and March 3, 2008, respectively.

(3)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee.  Computation based upon the average of the high and low prices of the common stock as reported on the NASDAQ Global Market on March 10, 2009.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

SenoRx, Inc. (the “Registrant”) previously filed Registration Statements on Form S-8 with the SEC on April 2, 2007 and March 3, 2008 (File Nos. 333-141818 and 333-149498, respectively) in connection with its 2006 Equity Incentive Plan (the “Prior Registration Statements”).  This Registration Statement on Form S-8 is filed to register an additional 618,551 shares of common stock under the Registrant’s 2006 Equity Incentive Plan.  Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements relating to the 2006 Equity Incentive Plan are incorporated by reference into this Registration Statement to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the SEC:

(1)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 16, 2009 pursuant to Section 13 of the Securities Act of 1934, as amended (the “Exchange Act”); and

(2)           The description of the Registrant’s common stock shares contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, declared effective on March 28, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, P.C. own an interest representing less than 1% of the Registrant’s outstanding common stock.

Item 6.                      Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.”  With respect to derivative actions, Section 145(b) of the Delaware General Corporation Law provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of such person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Certificate of Incorporation and Bylaws as currently in effect provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law, except that the Registrant will not be required to indemnify such person if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors.  As permitted by the Registrant’s Bylaws, the Registrant has obtained insurance on behalf of its directors and officers against liability arising out of his or her actions in such capacity, regardless of whether the Registrant has the power to indemnify such individual against such liability under the provisions of the Delaware General Corporation Law.

The Registrant has entered into, and intends to enter into in the future, indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law, subject to certain exceptions, as well as certain additional procedural protections.

The Amended and Restated Investors’ Rights Agreement dated May 5, 2006, as amended (the “Rights Agreement”), between the Registrant and certain investors provides for indemnification of the Registrant’s directors and officers in connection with registration of the Registrant’s common stock under the Rights Agreement.

The indemnification provision in the Registrant’s Certificate of Incorporation, Bylaws and Rights Agreement and the indemnification agreements entered into between the Registrant and the Registrant’s directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act.

See also the Registrant’s undertakings under Item 9 of this Registration Statement.

Item 7.                      Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

Exhibit Number	Description
4.1	Registrant’s Registration Statement No. 001-33382 on Form 8-A, incorporated by reference pursuant to Item 3(4) of this Registration Statement.
4.2*	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on April 2, 2007.
4.3*	Amended and Restated Bylaws of the Registrant.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1	Power of Attorney (see page II-4).
99.1**	2006 Equity Incentive Plan, as amended and restated on February 26, 2009.

*	Incorporated by reference to exhibits filed with the Registration Statement on Form S-1, as amended (Registration No. 333-134466), as declared effective on March 28, 2007.
**	Incorporated by reference to the exhibit filed with the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 16, 2009.

Item 9.                      Undertakings.

A.           We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to applicable law, our Amended and Restated Certificate of Incorporation, Bylaws, Rights Agreements or indemnification agreements, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 16th day of March, 2009.

SENORX, INC. By: /s/ Lloyd H. Malchow Lloyd H. Malchow, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd H. Malchow and Kevin J. Cousins, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lloyd H. Malchow Lloyd H. Malchow	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2009

/s/ Kevin J. Cousins Kevin J. Cousins	Chief Financial Officer and Vice President, Finance (Principal Accounting Officer)	March 16, 2009

/s/ Thomas A. Bender Thomas A. Bender	Director	March 16, 2009

/s/ Kim D. Blickenstaff Kim D. Blickenstaff	Director	March 16, 2009

/s/ Vickie L. Capps Vickie L. Capps	Director	March 16, 2009

/s/ Frederick J. Dotzler Frederick J. Dotzler	Director	March 16, 2009

/s/ John L. Erb John L. Erb	Director	March 16, 2009

/s/ Gregory D. Waller Gregory D. Waller	Director	March 16, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Registrant’s Registration Statement No. 001-33382 on Form 8-A, incorporated by reference pursuant to Item 3(4) of this Registration Statement.
4.2*	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on April 2, 2007.
4.3*	Amended and Restated Bylaws of the Registrant.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Deloitte & Touch LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1	Power of Attorney (see page II-4).
99.1**	2006 Equity Incentive Plan.

____________
*	Incorporated by reference to exhibits filed with the Registration Statement on Form S-1, as amended (Registration No. 333-134466), as declared effective on March 28, 2007.
**	Incorporated by reference to the exhibit filed with the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 16, 2009.